Exhibit 4.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is dated as of November 16, 2015 (this “Agreement”), by and among IDI, Inc., a Delaware corporation (the “Company”), and Frost Gamma Investments Trust, a trust organized under the Laws of the State of Florida (“Purchaser”).

WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, shares of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), on the terms and subject to the conditions set forth in this Agreement (the “Preferred Stock Transaction”); and

WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, a warrant to purchase up to five hundred twenty-four thousand seven hundred fifty (524,750) shares of the Company’s common stock, par value $0.0005 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement (individually, the “Warrant Transaction” and collectively with the Preferred Stock Transaction, the “Transaction”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

Article 1

Purchase and Sale of Preferred Stock & Warrant

1.1 Purchase and Sale.

(a) Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell an aggregate of twenty thousand nine hundred ninety (20,990) shares of the Preferred Stock (the “Purchaser Preferred Shares”) to Purchaser for an aggregate purchase price of $7,000,0000 (the “Purchase Price”). Purchaser acknowledges and agrees that the Purchaser Preferred Shares, including any conversion thereof to Common Stock (the “Conversion Shares”), shall be subject to the Certificate of Designation, Preferences and Rights of the Preferred Stock, a copy of which is attached hereto as Exhibit A.

(b) Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Purchaser a warrant, the form of which is attached hereto as Exhibit B (individually, the “Warrant” and collectively with the Purchaser Preferred Shares and, if and when applicable, the Conversion Shares, the “Purchaser Securities”) to purchase up to five hundred twenty-four thousand seven hundred fifty (524,750) shares of Common Stock to Purchaser at a per share exercise price of $6.67 per share (“Per Share Exercise Price”). Purchaser acknowledges and agrees that the Warrant, including any exercise thereof, shall be subject to the terms of the Warrant.

1.2 Closing; Deliverables. The closing of the issuance and sale of the Shares (the “Closing”) shall take place at the Company’s offices in Boca Raton, Florida on November 16, 2015, or as soon as possible thereafter (the “Closing”). At Closing, (A) the Company shall deliver to Purchaser (i) a copy of the Company’s instructions to its transfer agent instructing the transfer agent to deliver one or more stock certificates evidencing the Purchaser Preferred Shares, inclusive of such restrictive and other legends as set forth in Section 5.1 hereof and (ii) the Warrant, duly executed by an authorized representative of the Company, and (B) Purchaser shall pay to the Company the Purchase Price by wire transfer of immediately available U.S. funds.

Article 2

Additional Agreements

2.1 Further Assurances. The Company and Purchaser shall cooperate and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate and make effective the sale of the Purchaser Securities (the “Sale”) and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the sale or any of the other transactions contemplated by this Agreement.

2.2 Covenant Not to Sell. Purchaser hereby agrees that it will not, prior to the first anniversary of the date hereof (the “Restricted Period”), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly (each, a “Transfer”), any of the Purchaser Securities. The foregoing sentence shall not apply to (a) Transfers of the Purchaser Securities as a bona fide gift, (b) Transfers by Purchaser to any entity that is directly or indirectly controlled by, or is under common control with, Purchaser or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, for the sale of any Purchaser Securities, provided that such plan does not provide for the transfer of any Purchaser Securities during the Restricted Period (“Permitted Transfers”).

Article 3

Representations and Warranties of the Company

The Company represents and warrants to Purchaser as of the date hereof as follows:

3.1 Authorization of Agreements, etc. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Purchaser Securities have been duly authorized by all requisite corporate action and will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company’s Certificate of Incorporation, as amended, or Bylaws, as amended; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any material contract or agreement to which the Company is a party or by which it is bound (as defined in Item 601(b)(10) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); or (d) any statute, rule or governmental regulation applicable to the Company, except for such violations, conflicts or defaults as would not individually or in the aggregate have a material adverse effect on the Company.

3.2 Valid Issuance of Preferred Stock. The Purchaser Securities have been duly authorized and, when issued, sold and delivered in accordance with this Agreement for the consideration expressed herein will be validly issued, fully paid and nonassessable and will be free and clear of all liens, charges and encumbrances (collectively, “Encumbrances”) of any nature whatsoever except for any (i) restrictions on transfer under this Agreement, that certain Stockholders’ Agreement dated as of even date herewith, and applicable Federal and state securities laws and (ii) Encumbrances created by each Purchaser.

3.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4 Brokers and Finders. Neither the Company nor any of its subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Sale or the other transactions contemplated by this Agreement.

Article 4

Representations and Warranties of Purchaser

Purchaser represents and warrants to the Company as of the date hereof as follows:

4.1 Authorization of Agreements, etc. Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery by Purchaser of this Agreement and the performance by

Purchaser of its obligations hereunder have been duly authorized by all requisite action and will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Purchaser’s organizational documents as currently in effect (if Purchaser is not a natural person); (b) any provision of any judgment, decree or order to which Purchaser is a party or by which it is bound; (c) any material contract or agreement to which the Company is a party or by which it is bound (as defined in Item 601(b)(10) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); or (d) any statute, rule or governmental regulation applicable to the Company, except for such violations, conflicts or defaults as would not individually or in the aggregate have a material adverse effect on the Company.

4.2 Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3 Investment Representations.

(a) Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, if Purchaser is other than a natural person, was not organized for the specific purpose of acquiring the Purchaser Securities;

(b) Purchaser is knowledgeable, sophisticated and experienced in financial and business matters and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(c) the Purchaser Securities being purchased by Purchaser hereunder are being acquired for Purchaser’s own account solely for the purpose of investment and not with a present view to, or for sale in connection with, any distribution thereof;

(d) Purchaser understands and acknowledges that:

(i) the Purchaser Securities have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of Purchaser contained in this Agreement in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Purchaser Securities;

(ii) the Purchaser Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

(iii) the Purchaser Securities will bear a legend substantailly in the form set forth in Section 5.1 hereof; and

(iv) the Company will make a notation on its transfer books to such effect;

(e) the Company has made available to Purchaser all documents and information that the Purchaser has requested relating to an investment in the Purchaser Securities, and Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and

(f) Purchaser has, in connection with its decision to purchase the Purchaser Securities, relied solely upon the representations and warranties of the Company contained in this Agreement.

4.4 Risk of Loss. Purchaser understands that its investment in the Purchaser Securities involves a significant degree of risk, including a risk of total loss of Purchaser’s investment, and Purchaser has full cognizance of and understands all of the risk factors related to its purchase of the Purchaser Securities, including, but not limited to, those set forth in the Annual, Quarterly and Current Reports filed by the Company with the Securities and Exchange Commission. Purchaser understands that no representation is being made as to the future value of the Purchaser Securities.

4.5 Brokers and Finders. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Sale or the other transactions contemplated by this Agreement.

Article 5

Miscellaneous

5.1 Legend. Each certificate that represents Purchaser Securities shall have conspicuously endorsed thereon the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (A) A REGISTRATION STATEMENT FOR THE SECURITY UNDER THE SECURITIES ACT IS IN EFFECT OR (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RELEVANT STATE SECURITIES LAWS.

5.2 Brokerage. Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

5.3 Assignment; Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Purchasers may not assign this Agreement without the Company’s prior written consent. This Agreement is made solely for the benefit of and is binding upon each Purchaser and the Company, and no other person shall acquire or have any right under or by virtue of this Agreement.

5.4 Notices. All notices, requests, consents, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via facsimile to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or overnight mail via a nationally recognized courier providing a receipt for delivery and properly addressed as follows:

If to the Company:	IDI, Inc.

2650 North Military Trail

Suite 300

Boca Raton, FL 33431

Attn: Derek Dubner, Co-Chief Executive Officer

If to the Purchaser:     To the address specified on the signature page hereto.

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for all purposes and in all respects, without regard to the conflict of law provisions of such state that would cause the laws of another jurisdiction to apply. The parties hereto acknowledge and agree that venue and jurisdiction for any claim, suit or controversy related to or arising out of this Agreement shall lie in the state or federal courts located in Palm Beach County, Florida. THE PARTIES HEREBY WAIVE THE RIGHT TO JURY TRIAL OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THEM.

5.6 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

5.8 Amendments and Waivers. This Agreement may be amended or modified, and provisions hereof may be waived, only with the written consent of the Company and each Purchaser.

5.9 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

5.10 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

5.11 Liability Not Affected by Knowledge or Waiver. The right to recovery of losses or other remedy based upon breach of representations, warranties or covenants will not be affected by any investigation conducted, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance or noncompliance with any such representation, warranty, or covenant.

(Signature Pages Follow)

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

IDI, INC.

By:	/s/ Derek Dubner
Name: Derek Dubner
Title: Co- Chief Executive Officer

Company Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

PURCHASER:

FROST GAMMA INVESTMENTS TRUST

/s/ Phillip Frost, M.D.
Name: Phillip Frost, M.D.
Title: Trustee

Contact Information:	Address: 4400 Biscayne Blvd., 15th Floor Miami, Florida 33137 Attn: Veronica Miranda Telephone: 305-575-6511 Facsimile: 305-575-6444
Social Security Number or Tax Identification Number of the Registered Holder listed above:

Purchaser Signature Page to Securities Purchase Agreement

EXECUTION VERSION

EXHIBIT A

CERTIFICATE OF DESIGNATION FOR PREFERRED STOCK

Cross-reference 8-K Exhibit 3.1.

EXECUTION VERSION

EXHIBIT B

FORM OF WARRANT

Cross reference to Exhibit 4.2 of Form 8-K